EXHIBIT 99.1
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   [NISOURCE LOGO]                           [COLUMBIA ENERGY GROUP LOGO]

   NEWS RELEASE                  CONTACTS:

                                 Media
                                 -----

                                 NiSource-Maria P. Hibbs (219) 647-6201
                                 Columbia-R.A. Rankin, Jr. (703) 561-6044

                                 Investor Relations
                                 ------------------
                                 NiSource-Dennis Senchak (219) 647-6085
                                 NiSource-Rae Kozlowski (219) 647-6083
                                 Columbia-Thomas L. Hughes (703) 561-6001


            NISOURCE/COLUMBIA ENERGY GROUP OFFER CEG SHAREHOLDERS
      ELECTION OF STOCK; MERGER TARGETED FOR COMPLETION IN LATE OCTOBER

        MERRILLVILLE, Ind., and HERNDON, Va. (September 12, 2000) -- NiSource Inc. and Columbia Energy Group today announced that Columbia shareholders are being asked to elect whether they want to receive stock of the New NiSource Inc. in exchange for their Columbia shares under the terms of the merger with NiSource.

        In a package mailed to Columbia shareholders, the companies said that Columbia shareholders wishing to receive New NiSource stock in the merger must submit their completed election forms and stock certificates in time to be received by the exchange agent, ChaseMellon Shareholder Services, L.L.C., no later than 5 p.m. Eastern Time on the second business day before the merger becomes effective.

        The companies said they currently anticipate that the effective time of the merger will occur in late October 2000, subject to meeting the conditions to closing.

        The companies said that when the effective date and the election deadline are known, they will be announced in a press release, on the NiSource and Columbia web sites and in a filing with the Securities and Exchange Commission.

        Under the terms of the merger agreement, Columbia shareholders can elect to receive New NiSource stock. Otherwise, they will receive of a combination of cash and New NiSource SAILS (Stock Appreciation Income Linked Securities) units consisting of a zero coupon debt security and a forward equity contract.

        Elections are subject to proration, if Columbia shareholders elect stock for more than 30 percent of the total outstanding Columbia common shares. The right to elect stock is conditioned on Columbia shareholders electing stock for at least 10 percent of the outstanding Columbia shares.

        Shareholders are asked to review the stock election materials for details, and to contact ChaseMellon Shareholder Services at 1-800-685-4258 with additional questions.

        NiSource Inc. (NYSE: NI) is a holding company with headquarters in Merrillville, Ind., whose primary business is the distribution of electricity, natural gas and water in the Midwest and Northeastern United States. The company also markets utility services and customer-focused resource solutions along a corridor from Texas to Maine. More information about the company is available on the Internet at www.nisource.com.

        Columbia Energy Group (NYSE: CG), based in Herndon, Va., is one of the nation's leading energy services companies. Its operating companies engage in nearly all phases of the natural gas business, including exploration and production, transmission, storage and distribution, as well as propane and petroleum product sales and electric power generation. More information about Columbia is available on the Internet at www.columbiaenergygroup.com.

        This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to various risks and uncertainties. The factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed herein include factors that are beyond the companies' ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and the actions of the federal and state regulators.

        Other factors include, but are not limited to, actions in the financial markets, weather conditions, economic conditions in the two companies' service territories, fluctuations in energy-related commodity prices, conversion activity, other marketing efforts and other uncertainties. These and other risk factors are detailed from time to time in the two companies' SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The companies do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of the document.

        In addition to other documents filed with the Securities and Exchange Commission by the two companies, NiSource and the new holding company have filed a registration statement, which contains a joint proxy statement/prospectus for NiSource and Columbia Energy. The final joint proxy statement/prospectus, dated April 24, 2000, is available and has been distributed to the companies' shareholders. Investors and security holders are urged to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC because they contain important information. Investors and security holders may receive the joint proxy statement/prospectus and other documents free of charge at the SEC's Web site, www.sec.gov, from NiSource Investor Relations at 801 East 86th Avenue, Merrillville, Indiana 46410 or at its Web site, www.nisource.com, or from Columbia Investor Relations at 13880 Dulles Corner Lane, Herndon, Virginia 20171 or at its Web site, www.columbiaenergygroup.com.

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